Schedule 13E-4 Exhibit (a)(5)

                        BANKUNITED FINANCIAL CORPORATION
                          NOTICE OF GUARANTEED DELIVERY
             OF SHARES OF 9% NONCUMULATIVE PERPETUAL PREFERRED STOCK

         This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of 9% Noncumulative Perpetual Preferred Stock of BankUnited Financial Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 5 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 6 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION

             To: American Stock Transfer & Trust Company, Depositary

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
         By Mail:             By Facsimile Transmission:      By Hand or Overnight Courier
     40 Wall Street                 (718) 234-5001                   40 Wall Street
New York, NY  10005                                                New York,  NY  10005
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                              Confirm by Telephone:
                                 (212) 936-5100

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to BankUnited Financial Corporation, a Florida corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 16, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of 9% Noncumulative Perpetual Preferred Stock, par value $.01 per share, liquidation preference $10.00 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offer to Purchase.

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
                     Number of Shares:______________________

Certificate Nos.: (if available)      Name(s) of Record Holder(s)(Please Print):
____________________________________  _________________________________________

____________________________________  _________________________________________
                                      Address:
                                      _________________________________________
If Shares will be tendered by
book-entry transfer:

Account No.______________________ at
The Depository Trust Company          Area Code and Telephone Number:

                                      _________________________________________

                                      Taxpayer Identification (Social Security) No.:
                                      _________________________________________

Dated:______________________, 1997    Signature(s)_____________________________

                                      _________________________________________
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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three business days after the date hereof

Name of Firm:___________________  Authorized Signature_________________________

Address:________________________  Name:________________________________________

________________________________  Title:_______________________________________
City, State, Zip Code
________________________________  Dated:__________________________________, 1997
Area Code and Telephone Number

                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                    YOUR STOCK CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.